Exhibit 99.1

Media Contact	April 28, 2014
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com
HealthSouth Reports Solid Results for First Quarter 2014
Revenue Growth of 3.2% and Discharge Growth of 2.4%
Cash Provided by Operating Activities of $107.1 million
Adjusted EBITDA Increased by 3.4%
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), the nation's largest owner and operator of inpatient rehabilitation hospitals, today reported its results of operations for the first quarter ended March 31, 2014.
“HealthSouth's first quarter results provide a very good start to the year,” said Jay Grinney, HealthSouth President and Chief Executive Officer. “Despite disruption to operations in many of our markets as a result of unprecedented winter storms and the negative effect of sequestration, we achieved growth in discharges, revenues, and Adjusted EBITDA. Discharge growth in April is on track, and we expect our full-year Adjusted EBITDA and earnings per share to be at the high end of their respective guidance ranges.”
First Quarter Results

•
Consolidated net operating revenues were $591.2 million for the first quarter of 2014 compared to $572.6 million for the first quarter of 2013, or an increase of 3.2%. Discharge growth of 2.4% was negatively impacted by approximately 100 basis points due to winter storms, all of which occurred in same-store markets where discharge growth was 0.4%. Net patient revenue per discharge, which increased by 1.5%, was negatively impacted in the first quarter of 2014 by approximately $9 million for sequestration. Excluding the impact of sequestration, net patient revenue per discharge would have increased by 3.2%.

•
Income from continuing operations attributable to HealthSouth for the first quarter of 2014 was $0.48 per diluted share compared to $0.48 per basic share for the same period of 2013. Earnings per share for the first quarter of 2014 reflected the impact of sequestration and lower volumes resulting from the winter storms, as well as higher depreciation and amortization related to recent capital expenditures.

•
Cash flows provided by operating activities were $107.1 million for the three months ended March 31, 2014 compared to $121.4 million for the same period of 2013, reflective of anticipated increases in working capital during the first quarter of 2014. Specifically, payroll tax withholdings related to the vesting of employee restricted stock awards and timing differences in accounts payable caused the increase in working capital.

•
Adjusted EBITDA (see attached supplemental information) for the first quarter of 2014 was $144.1 million compared to $139.3 million for the same period of 2013, or an increase of 3.4%. This improvement was due primarily to continued revenue growth and disciplined expense management offset by the negative impacts of approximately $8 million due to sequestration, as well as the lower volumes resulting from winter storms. Adjusted EBITDA for the first quarter of 2014 included approximately $2 million from the sale of two investments.

1

•
Adjusted free cash flow (see attached supplemental information) for the first quarter of 2014 was $65.1 million compared to $85.7 million for the same period of 2013. Adjusted free cash flow in the first quarter of 2014 benefited from higher Adjusted EBITDA offset by increases in working capital, as discussed above, and maintenance capital expenditures, including approximately $12 million of equipment purchases that were invoiced in 2013 and paid in early 2014.

“Our significant free cash flow continued to provide flexibility to return capital to our shareholders, and we did so in the first quarter via the payment of the $0.18 per share quarterly cash dividend on our common stock, as well as by repurchasing 808,880 common shares under our $250 million share buyback authorization,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth.
2014 Guidance
In the Company's Current Report on Form 8-K dated February 19, 2014 and related earnings release, the Company provided 2014 guidance which consisted of Adjusted EBITDA in the range of $555 million to $565 million and income from continuing operations attributable to HealthSouth per diluted share in the range of $1.86 to $1.91. Based on its results for the first quarter of 2014, the Company expects its 2014 full-year Adjusted EBITDA and earnings per share to be at the high end of these guidance ranges.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, April 29, 2014 to discuss its results for the first quarter of 2014. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 13329070. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of patients treated and discharged, revenues, and number of hospitals. Operating in 28 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, cardiac and pulmonary conditions, brain and spinal cord injuries, complex orthopedic conditions, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “March 2014 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on April 28, 2014. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its April 29, 2014 earnings call.
When filed, the March 2014 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

2

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In Millions)
Net operating revenues	$591.2	$572.6
Less: Provision for doubtful accounts	(7.5)	(7.4)
Net operating revenues less provision for doubtful accounts	583.7	565.2
Operating expenses:
Salaries and benefits	286.1	274.6
Other operating expenses	84.5	78.1
Occupancy costs	10.5	12.2
Supplies	27.6	26.2
General and administrative expenses	30.7	30.2
Depreciation and amortization	26.4	22.1
Professional fees—accounting, tax, and legal	1.6	1.4
Total operating expenses	467.4	444.8
Interest expense and amortization of debt discounts and fees	27.9	24.2
Other income	(1.7)	(0.7)
Equity in net income of nonconsolidated affiliates	(4.3)	(2.9)
Income from continuing operations before income tax expense	94.4	99.8
Provision for income tax expense	32.8	33.5
Income from continuing operations	61.6	66.3
Loss from discontinued operations, net of tax	(0.1)	(0.4)
Net income	61.5	65.9
Less: Net income attributable to noncontrolling interests	(14.8)	(14.6)
Net income attributable to HealthSouth	46.7	51.3
Less: Convertible perpetual preferred stock dividends	(1.6)	(5.7)
Net income attributable to HealthSouth common shareholders	$45.1	$45.6

(Continued)	3

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	87.3	94.0
Diluted	100.9	107.1

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.51	$0.48
Discontinued operations	—	—
Net income	$0.51	$0.48
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.48	$0.48
Discontinued operations	—	—
Net income	$0.48	$0.48

Cash dividends per common share	$0.18	$—

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$46.8	$51.7
Loss from discontinued operations, net of tax	(0.1)	(0.4)
Net income attributable to HealthSouth	$46.7	$51.3

4

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2014	December 31, 2013
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$53.1	$64.5
Accounts receivable, net of allowance for doubtful accounts of $23.9 in 2014; $23.1 in 2013	272.7	261.8
Deferred income tax assets	138.9	139.0
Other current assets	120.5	115.1
Total current assets	585.2	580.4
Property and equipment, net	930.7	910.5
Goodwill	456.9	456.9
Intangible assets, net	89.6	88.2
Deferred income tax assets	325.3	354.3
Other long-term assets	151.4	144.1
Total assets	$2,539.1	$2,534.4
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$48.5	$61.9
Accrued expenses and other current liabilities	253.5	249.7
Total current liabilities	302.0	311.6
Long-term debt, net of current portion	1,503.1	1,505.2
Other long-term liabilities	145.6	142.2
	1,950.7	1,959.0
Commitments and contingencies
Convertible perpetual preferred stock	93.2	93.2
Redeemable noncontrolling interests	13.0	13.5
Shareholders’ equity:
HealthSouth shareholders’ equity	355.6	344.6
Noncontrolling interests	126.6	124.1
Total shareholders’ equity	482.2	468.7
Total liabilities and shareholders’ equity	$2,539.1	$2,534.4

5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In Millions)
Cash flows from operating activities:
Net income	$61.5	$65.9
Loss from discontinued operations	0.1	0.4
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	7.5	7.4
Depreciation and amortization	26.4	22.1
Equity in net income of nonconsolidated affiliates	(4.3)	(2.9)
Distributions from nonconsolidated affiliates	3.4	3.4
Stock-based compensation	7.3	6.3
Deferred tax expense	29.2	31.7
Other	3.1	0.8
(Increase) decrease in assets—
Accounts receivable	(24.7)	(24.3)
Other assets	(4.7)	1.4
Increase (decrease) in liabilities—
Accounts payable	2.6	12.1
Other liabilities	(0.1)	(2.2)
Net cash used in operating activities of discontinued operations	(0.2)	(0.7)
Total adjustments	45.5	55.1
Net cash provided by operating activities	107.1	121.4
Cash flows from investing activities:
Purchases of property and equipment	(56.6)	(30.1)
Capitalized software costs	(7.0)	(8.1)
Escrow deposit — acquisition of business	—	(11.0)
Other	(4.2)	1.3
Net cash used in investing activities	(67.8)	(47.9)
Cash flows from financing activities:
Borrowings on revolving credit facility	40.0	122.0
Payments on revolving credit facility	(42.0)	—
Repurchase of common stock, including fees and expenses	(26.3)	(232.6)
Dividends paid on common stock	(15.8)	—
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.7)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.0)	(13.2)
Proceeds from exercise of stock warrants	6.3	—
Other	0.7	3.3
Net cash used in financing activities	(50.7)	(126.2)
Decrease in cash and cash equivalents	(11.4)	(52.7)
Cash and cash equivalents at beginning of period	64.5	132.8
Cash and cash equivalents at end of period	$53.1	$80.1

6

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Q1 2014	Q1 2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$144.1	$139.3
Interest expense and amortization of debt discounts and fees	(27.9)	(24.2)
Depreciation and amortization	(26.4)	(22.1)
Stock-based compensation expense	(7.3)	(6.3)
Noncash loss on disposal of assets	(1.3)	(0.1)
	81.2	86.6
Certain nonrecurring expenses:
Professional fees—accounting, tax, and legal	(1.6)	(1.4)
Pre-tax income	79.6	85.2
Income tax expense (1)	(32.8)	(33.5)
Income from continuing operations (2)	$46.8	$51.7

Basic shares	87.3	94.0
Diluted shares	100.9	107.1

Basic earnings per share (2)	$0.51	$0.48	(3)
Diluted earnings per share (2)	$0.48	$0.48	(3)

(1)	Current income tax expense for the three months ended March 31, 2014 and 2013 was $3.6 million and $1.8 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

(3)
Adding back the dividends for the Convertible perpetual preferred stock to Income from continuing operations attributable to HealthSouth common shareholders causes a per share increase when calculating diluted earnings per common share resulting in an antidilutive per share amount.

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2014	2013
	(In Millions)
Net income	$61.5	$65.9
Loss from discontinued operations, net of tax, attributable to HealthSouth	0.1	0.4
Provision for income tax expense	32.8	33.5
Interest expense and amortization of debt discounts and fees	27.9	24.2
Professional fees—accounting, tax, and legal	1.6	1.4
Net noncash loss on disposal of assets	1.3	0.1
Depreciation and amortization	26.4	22.1
Stock-based compensation expense	7.3	6.3
Net income attributable to noncontrolling interests	(14.8)	(14.6)
Adjusted EBITDA	$144.1	$139.3

7

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended March 31,		Year Ended December 31,

	2014	2013	2013
	(In Millions)
Net cash provided by operating activities	$107.1	$121.4	$470.3
Impact of discontinued operations	0.2	0.7	1.9
Net cash provided by operating activities of continuing operations	107.3	122.1	472.2
Capital expenditures for maintenance	(30.2)	(18.9)	(74.8)
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.7)	(23.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(12.0)	(13.2)	(46.3)
Nonrecurring items:
Premium paid on redemption of bonds	—	—	1.7
Cash paid for:
Professional fees—accounting, tax, and legal	1.6	1.4	7.0
Government, class action, and related settlements	—	—	(5.9)
Adjusted free cash flow	$65.1	$85.7	$330.9
For the three months ended March 31, 2014, net cash used in investing activities was $67.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended March 31, 2014 was $50.7 million and resulted primarily from repurchases of common stock, cash dividends on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the three months ended March 31, 2013, net cash used in investing activities was $47.9 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the three months ended March 31, 2013 was $126.2 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the year ended December 31, 2013, net cash used in investing activities was $226.2 million and resulted primarily from increased capital expenditures and the acquisition of Walton Rehabilitation Hospital. Net cash used in financing activities during the year ended December 31, 2013 was $312.4 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.

8

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2013 and Form 10-Q for the quarter ended March 31, 2014, when filed.

9